UNITED STATES

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SCHEDULE 14A

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Morgans Hotel Group Co.

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On May 13, 2014, Morgans Hotel Group Co. (the “Company”), in connection with its 2014 Annual Meeting scheduled to be held on May 14, 2014, issued a press release. A copy of the press release is set forth below.

MORGANS HOTEL GROUP ANNOUNCES RETENTION OF MORGAN STANLEY AS FINANCIAL ADVISOR TO ASSIST IN ONGOING REVIEW OF STRATEGIC ALTERNATIVES

Leading Investment Bank to Assist Board’s Special Transaction Committee Established at the Beginning of 2014

New York – May 13, 2014 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“Morgans” or the “Company”), the New York-based hospitality management company, today disclosed that at the beginning of the year, the Morgans Board of Directors formed a special transaction committee to evaluate a full range of alternatives, including the potential sale or merger of the Company. Earlier this month the committee retained Morgan Stanley & Co. LLC as its financial advisor to assist the Company in exploring a full range of strategic alternatives.

Jason T. Kalisman, Morgans’ Chairman of the Board, stated: “As fiduciaries, Morgans’ Board is committed to maximizing value for our stockholders and, as we have consistently stated, the Board is constantly exploring all opportunities to do what is right for all stockholders. This has always included evaluating transactions as large as a potential sale or merger – but undertaken from a position of strength and flexibility. The engagement of Morgan Stanley to assist the committee in its strategic review allows the committee to draw on the insight and experience of a leading investment bank. Our stockholders have voiced their desire to know where the Board stands on these issues, and thus we felt it appropriate to share the fact that we had already taken the step of retaining advisors as we undergo the strategic review process.”

The Company will update its stockholders on further developments once the Board of Directors concludes this review of its strategic alternatives and has approved any resulting transaction.

MORGANS HOTEL GROUP URGES STOCKHOLDERS TO VOTE FOR ITS NINE DIRECTOR NOMINEES ON THE WHITE PROXY

In advance of the meeting, the Company asks stockholders to consider the following:

•	The current Board was overwhelmingly elected last year with a clear mandate: address the serious issues and mistakes made by prior leadership and execute on a plan to create value for stockholders. It has delivered on its promises to take decisive action and produce tangible results, and will continue to do so.

•	Less than a year ago, stockholders were faced with a massively dilutive and value destroying transaction with affiliates of The Yucaipa Companies, LLC (“Yucaipa”) as counterparties. Stockholders were told there were no other options available. Stockholders were not fooled. Recent Yucaipa actions intended to support Kerrisdale should be taken as a clear warning of Yucaipa’s desire to insert itself back into control of Morgans. We believe there is no reason to re-introduce the very real risk of Yucaipa once again seeking to appropriate value from stockholders in the same ways that were so glaringly exposed during last year’s election.

PROTECT YOUR INVESTMENT – VOTE THE WHITE PROXY CARD TODAY

Stockholders are encouraged to vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet is the best way for stockholders to ensure that their votes will be counted. Stockholders who have questions or need assistance voting their shares, or wish to change a prior vote of their shares, may call Okapi Partners toll-free at (877) 796-5274 or contact them by email at info@okapipartners.com.

For information about Morgans’ 2014 Annual Meeting of Stockholders, please visit http://www.ProtectValueatMorgans.com.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, New York and South Beach, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements. These include Delano properties in Las Vegas, Nevada and Moscow, Russia; Mondrian properties in London, England, and Doha, Qatar; and a Morgans Original in Istanbul, Turkey. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments, financing needs and consideration of strategic alternatives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential, “ “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict, “ “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement, including the Company determining not to enter into a strategic transaction. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s levels of debt, its ability to refinance its current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, general volatility of the capital markets and the Company’s ability to access the capital markets and the ability of our joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict its operations; the Company’s history of losses; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to sustain the quality of the properties of Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality industry that are beyond the Company’s; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

IMPORTANT ADDITIONAL INFORMATION

On April 16, 2014, the Company filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2014 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2014 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2014 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.

Contacts:

Investors:

Rich Szymanski

Morgans Hotel Group

T. 212.277.4188

E. richard.szymanski@mhgc.com

Or

Bruce Goldfarb/ Chuck Garske/ Lisa Patel

Okapi Partners

T. 212.297.0720

E. info@okapipartners.com

Media:

Dan Gagnier/Nathaniel Garnick

Sard Verbinnen & Co

T. 212.687.8080